                                                                   Exhibit 10.32


                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

         This Amendment to Employment Agreement (this "Amendment") dated as of November 10, 1997, by and between Precision Response Corporation, a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "Employer"), and Paul M. O'Hara (hereinafter referred to as "Employee").

                                   WITNESSETH

         WHEREAS, Employer currently employs Employee pursuant to that certain Employment Agreement dated as of August 9, 1996 by and between Employer and Employee (the "Employment Agreement"); and

         WHEREAS, Employer and Employee desire to amend certain of the provisions of the Employment Agreement as set forth herein.

         NOW THEREFORE, the parties agree that the Employment Agreement shall be amended as follows:

1. The first sentence of Subsection 5.A. shall be amended to read as follows:

         "Subject to the provisions of Section 9 of this Employment Agreement and effective as of August 1, 1997 (the "Effective Date"), Employer shall pay salary to Employee ("Salary") based upon the rate of $350,000 per annum from the Effective Date through the remainder of the Employment Term, with Employer paying the higher amount of Salary to Employee retroactive to the Effective Date."

2. Effective as of October 1, 1997, Section 5.B. shall be amended and restated in its entirety as follows:

         "B.      BONUS COMPENSATION.

                  Employee shall be entitled to receive a quarterly bonus in the amount of $50,000 per quarter (the "Quarterly Bonus Amount") for each quarter (commencing with the fourth calendar quarter of 1997 and continuing through the last calendar quarter of the term hereof) in which and only in the event that Employer's actual earnings per share on a fully-diluted basis for such calendar quarter, as set forth on Employer's published financial statements covering such calendar-quarterly period, equals or exceeds the consensus forecast of quarterly earnings per share (on a fully diluted basis) of those securities analysts who follow Employer, as such consensus forecast is determined and published by First Call as of the beginning of the applicable year without giving effect to any upward or downward adjustments thereto during such year ("Quarterly Goal"). Notwithstanding the foregoing, with respect to the fourth quarter of 1997, the most recently published consensus forecast of First Call as of the date hereof of the earnings per share on a fully diluted basis for such fourth quarter (as opposed to the one published at the beginning of 1997) shall be used as the Quarterly Goal to determine whether a Quarterly Bonus Amount is due to Employee. Each Quarterly Bonus Amount, if any, shall be paid during the term hereof within forty five (45) days after the end of each calender quarter ending on March 31, June 30 and September 30 and within 90 days after the calendar quarter ending on December 31. The Quarterly Bonus Amount shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual payroll practices and as required by law. If Employee's employment terminates prior to the end of a quarter in which the Quarterly Goal is achieved, subject to the provisions of and except as otherwise set forth in Section 9 of this Employment Agreement, Employee shall be entitled to receive a prorated portion of the Quarterly Bonus Amount equal to $50,000 multiplied by a fraction, the numerator of which is the number of days Employee was employed during such calendar quarter and the denominator of which is 91 (a "Prorated Quarterly Bonus Amount")."

3. For purposes of Section 9 of the Employment Agreement, all references to "Bonus Amount" and "Prorated Bonus Amount" shall hereinafter mean and refer to "Quarterly Bonus Amount" and "Prorated Quarterly Bonus Amount", respectively.

4.       Section 9.E. shall be amended and restated in its entirety as follows:

         "E. COMPENSATION UPON ANY TERMINATION WITHOUT CAUSE OR RESIGNATION AFTER A CHANGE IN CONTROL. Notwithstanding anything in Subsection C. of this Section 9 to the contrary, in the event that Employer terminates Employee's employment under this Employment Agreement without Cause at any time or Employee resigns or quits Employer's employment within ninety (90) days after a Change of Control (as defined hereinafter), Employee's sole and exclusive compensation and remedy hereunder shall be to receive from Employer, and Employer shall pay and/or provide, (i) the amount of Salary and the Quarterly Bonus Amount, if any, earned, accrued and unpaid through the date of termination or resignation, and the amounts and items payable or to be provided under Section 6.A., B. and C. through the date of termination or resignation, payable within thirty (30) days following termination or resignation of employment and
         (ii) a lump-sum payment in the amount of $550,000 to be paid within thirty (30) days following the date of termination or resignation. For purposes of this Subsection E., a "Change in Control" means that (1) neither Mark Gordon (for these purposes, counting all common stock directly or indirectly beneficially owned by Mark Gordon's Affiliates) nor David Epstein (for these purposes, counting all common stock directly or indirectly beneficially owned by David Epstein's Affiliates) beneficially owns at least 10% of the issued and outstanding common stock of Employer or its successor,
         (2) neither Mark Gordon (for these purposes, counting all common stock directly or indirectly beneficially owned by Mark Gordon's Affiliates) nor David Epstein (for these purposes, counting all common stock directly or indirectly beneficially owned by David Epstein's Affiliates) is the stockholder beneficially owning the highest number of issued and outstanding shares of common stock of Employer or its successor, or (3) neither Mark Gordon nor David Epstein occupies the position of Chairman of the Board, Chief Executive Officer or President of Employer. "Affiliate" means, for these purposes, with respect to Mark Gordon or David Epstein, an immediate family member of his, a trust principally for his benefit and/or the benefit of his family members and/or lineal descendants, or a family limited partnership or any other entity the direct or indirect beneficial or pecuniary owners of which are, principally, him, his immediate family members and/or trusts principally for the benefit of him, his family members and/or lineal descendants. "Immediate family members" mean for these purposes, with respect to Mark Gordon or David Epstein, his spouse, children, parents, siblings or other lineal descendants."

5. For purposes of the Employment Agreement and Section 2(b) of the Stock Option Agreements (as amended) described in paragraph 6 and 7 hereinbelow, Employee's employment under the Employment Agreement, as amended hereby, shall be deemed terminated by Employer without Cause (as defined in the Employment Agreement) in the event that Employer terminates or removes Employee as the Chief Financial Officer of Employer without Employee's consent.

6. Employer acknowledges that Employer has on November 10, 1997, granted to Employee stock options to acquire an additional 150,000 shares of Employer's common stock pursuant to Employer's Amended and Restated 1996 Incentive Stock Plan and the Stock Option Agreement attached as Exhibit "A" to this Amendment.

7. Notwithstanding anything to the contrary contained in Section 6.0 of the Employment Agreement, the parties acknowledge that the stock options granted to Employee pursuant to that certain Stock Option Agreement dated as of August 9, 1996 have been repriced on November 10, 1997 and otherwise modified as provided in the Amendment to Stock Option Agreement which is attached hereto as Exhibit "B".

8. Except as otherwise specifically modified by this Amendment, all terms, conditions and provisions of the Employment Agreement shall remain effective and shall continue to operate in full force throughout the entire term of the Employment Agreement, as amended hereby.

9. This Amendment shall be governed by and construed pursuant to the laws of the State of Florida.

10. This Amendment may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.



                                             EMPLOYER:


                                             PRECISION RESPONSE CORPORATION,
                                             a Florida corporation



                                             By: /s/ David L. Epstein
                                               --------------------------------
                                                 David L. Epstein, President



                                             EMPLOYEE:


                                             /s/ Paul M. O'Hara
                                             ----------------------------------
                                             PAUL M. O'HARA

                                   Exhibit "A"
                             Stock Option Agreement

                         PRECISION RESPONSE CORPORATION

                             STOCK OPTION AGREEMENT

          Agreement dated as of the 10th day of November, 1997 (the "Date of Grant") between Precision Response Corporation, a Florida corporation (and, collectively with its subsidiaries, if any, the "Company") with its principal office at 1505 N.W. 167th Street, Miami, Florida 33169, and Paul M. O'Hara, at the address set forth beneath such person's signature on the signature page of this Agreement ("Optionee").

         1.       GRANT OF OPTIONS

                  The Company grants to Optionee, on the terms and conditions set forth below, options (the "Options") to purchase up to 150,000 shares (individually a "Share" and collectively the "Shares") of Precision Response Corporation common stock (the "Common Stock"), par value $.01 per share, for a price of $6.88 per Share (the "Option Price"), subject to adjustment as provided in Paragraph 3 below. Subject to the limitation set forth in the Precision Response Corporation Amended and Restated 1996 Incentive Stock Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference, that the aggregate Fair Market Value (as defined in the Plan and as determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options (as defined in and pursuant to the Plan) are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000, the Options shall be designated as Incentive Stock Options to the maximum extent permitted by law and under the Plan. To the extent that the number of Options which vest in any calendar year pursuant to the vesting schedule set forth below exceeds the number which may properly be designated as Incentive Stock Options pursuant to applicable law or under the Plan, such excess number of Options shall, pursuant to the provisions of Section 6(e) of the Plan, be designated as Nonqualified Stock Options (as defined in and pursuant to the Plan).

         2.       TERMS AND CONDITIONS OF OPTIONS

                  (a)      OPTION PRICE

                           Subject to paragraph 3 hereof, the Option Price shall
be not less than the Fair Market Value per share of Common Stock on the Date of Grant, but in no event less than the par value per Share.

                  (b)      VESTING OF OPTIONS

                           Subject to such further limitations as are provided
for herein, the Options shall vest, if at all (and be exercisable once vested) in the following amounts:

PERIOD FROM                                                    PERCENTAGE OF
DATE OF GRANT                                                OPTIONS VESTED (%)
-------------                                                ------------------
Six (6) months from Date of Grant                                    50%
One (1) year from Date of Grant                                      67%
Two (2) years from Date of Grant                                     83%
Three (3) years from Date of Grant                                  100%

         Notwithstanding the vesting schedule set forth above, Optionee shall become immediately 100% vested in all outstanding Options and may immediately exercise such Options subject to the time frames set forth in subparagraph (e) below, upon a Change in Control (as defined in that certain Amendment to Employment Agreement dated as of the date hereof between the Company and Optionee) or upon the termination of Optionee's employment by the Company other than by reason of death, disability or breach of an employment agreement with the Company or for Cause (as defined in that certain Employment Agreement dated as of August 9, 1996 between the Company and Optionee). Other than as set forth in this subparagraph (b), Optionee shall not become vested in any Options subsequent to the termination of his employment regardless of any exercise period provided in subparagraph (e) below.

                  (c)      TERM OF OPTIONS

                           The Options may be exercised by Optionee in whole or
in part from time to time, but only during the period beginning on the date of this Agreement and ending no later than November 9, 2004, subject in all cases, however, to subparagraphs (b) and (e) of this paragraph 2, paragraph 3 and the other provisions of this Agreement and the Plan. In no event shall any of the Options granted under this Agreement be exercisable after the expiration of 10 years from the Date of Grant of such Options.

                  (d)      NON-TRANSFERABILITY OF OPTIONS

                           Options shall not be transferable by Optionee other
than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and, except with respect to a qualified domestic relations order as aforesaid, may be exercised during Optionee's lifetime only by Optionee. If any Options are exercised after Optionee's death, the Company may require evidence reasonably satisfactory to it of the appointment and qualification of Optionee's personal representatives and their authority and of the right of any heir or distributee to exercise such Options.

                  (e)      TERMINATION OF EMPLOYMENT

                           Subject to the vesting requirements set forth in
Section 2(b) above, if Optionee's employment with the Company terminates, the unexercised portion of any of the

Options granted under this Agreement shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                           (1) The expiration of seven (7) years from the Date
of Grant;

                           (2) The expiration of three months from the date of
termination of Optionee's employment by the Company (other than a termination described in subparagraph (3), (4) or (5) below); PROVIDED, that, if Optionee shall die during such three-month period, the time of termination of the unexpired portion of any such Option shall be determined under the provision of subparagraph (4) below;

                           (3) The expiration of one year from the date of
termination of the employment of an Optionee due to permanent and total disability (other than a termination described in subparagraph (5) below);

                           (4) The expiration of eighteen (18) months following
the issuance of letters testamentary or letters of administration to the personal representative, executor or administrator of a deceased Optionee, if Optionee's death occurs either during his employment by the Company or during the three-month period following the date of termination of such employment (other than a termination described in subparagraph (5) below), but in no event later than two years after Optionee's death;

                           (5) The date of termination of Optionee's employment
by the Company if such termination constitutes or is attributable to a breach by Optionee of an employment agreement with the Company, or its parent, if any, or if Optionee has been discharged for cause. The Compensation Committee (the "Committee"), as provided in the Plan, shall have the right to determine whether Optionee has been discharged for cause and the date of such discharge, and such determination of the Committee shall be final and conclusive.

         Neither this Agreement nor any Option granted hereunder shall confer on Optionee any right to continue in the Company's employ, or limit in any respect the Company's right (in the absence of a specific written agreement to the contrary) to terminate Optionee's employment at any time with or without cause.

                  (f)      EXERCISE OF OPTIONS

                           Subject to the limitations set forth herein and the
provisions hereof, the Options may be exercised only by written notice to the Company, at its principal business office or such other office as the Committee may from time to time direct, which shall contain provisions consistent with the provisions of the Plan as the Committee may from time to time prescribe and shall specify the number of optioned Shares being purchased. Not less than one hundred (100) shares may be purchased at any one time upon exercise of the Options unless the number purchased is the total number then purchasable under this Agreement. Subsequent to the grant of any Options which are not immediately exercisable in full, the Committee, at any time before complete termination of such Options, may accelerate the time or times at which such Options may be exercised in whole or in part. Any notice of exercise of Options shall be accompanied by payment of the full purchase price for the Shares being purchased: (i) by check payable to the Company; or (ii) with the prior consent of the Committee, by tendering previously acquired shares of Common Stock having a fair market value (determined as of the date such Options are exercised and in the same manner as the Fair Market Value of the Option Price is determined under the Plan) equal to all of the purchase price; or (iii) by any combination of (i) and (ii). The Company shall have no obligation to deliver the Shares being purchased pursuant to the exercise of any Options, in whole or in part, until the aforesaid payment in full of the purchase price therefor is received by the Company.

                  (g)      ISSUANCE OF SHARES

                           The exercise of Options granted hereunder is subject
to the condition that if at any time the listing, registration or qualification of the Shares covered by the Options upon any securities exchange or under any state or federal law is necessary as a condition of or in connection with the purchase or delivery of Shares, the delivery of any or all Shares pursuant to exercise of the Options may be withheld unless and until such listing, registration or qualification shall have been effected. Optionee agrees to comply with any and all legal requirements relating to Optionee's resale or other disposition of any Shares acquired under this Agreement. The Committee may require, as a condition of exercise of any Options, that Optionee represent, in writing, that the Shares received upon exercise of the Options are being acquired for investment and not with a view to distribution and agree that the Shares will not be disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and only after any required qualifications under applicable state securities laws, unless the Company shall have received an opinion of counsel satisfactory to the Company that such disposition is exempt from such registration and qualification. There may be endorsed on certificates representing Shares issued upon the exercise of Options such legends referring to the foregoing representations or any applicable restrictions on resale as the Committee, in its discretion, shall deem reasonably appropriate, as well as place such stop transfer orders with its registrar and transfer agent as it deems reasonably appropriate.

                  (h)      RIGHTS AS A SHAREHOLDER

                           Optionee shall acquire none of the rights of a
shareholder of the Company under this Agreement unless and until certificates for such Shares are issued to Optionee upon the exercise of Options.

                  (i)      SIX-MONTH HOLDING PERIOD

                           Optionee acknowledges that in no event may any Shares
acquired upon exercise of any Options be sold or otherwise disposed of until after six (6) months have elapsed from the Date of Grant except, in the event of Optionee's death during such period, for a sale by the executors or administrators of Optionee's estate relying on Rule 16a-2(d)(1)(i) of the Securities Exchange Act of 1934, as amended.

         3.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

                  In the event of any stock split, stock dividend, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of any Options theretofore granted pursuant to this Agreement are outstanding but unexercised, the Committee shall make such adjustments in the character and number of Shares subject to such Options and in the Option Price as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change; PROVIDED, however, that no such adjustment shall give any Optionee any additional benefits under this Agreement; and PROVIDED FURTHER, that, if any such adjustment is made by reason of a transaction described in section 424(a) of the Code, it shall be made so as to conform to the requirements of that section and the regulations thereunder.

                  If any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Company's Common Stock subject to any unexercised Option theretofore granted hereunder (hereinafter for purposes of this paragraph 3 referred to as the "old option"), the Committee or any surviving or acquiring corporation may take such action as it deems appropriate, and in conformity with the requirements of that section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

                  If any such change or transaction shall occur, the number and kind of Shares to be issued upon the exercise of any Options shall be adjusted to give effect thereto.

         4.       OPTIONEE BOUND BY PLAN

                  Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by the terms and provisions thereof, regardless of whether such provisions have been set forth in this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall govern.

         5.       APPLICATION OF FUNDS

                  The proceeds received by the Company from the sale of Shares subject to Options may be commingled with any other corporate funds and used for any corporate purpose.

         6.       GENERAL

                  (a) Any communication in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Optionee at his or her address listed on the signature page hereof or such other address of which

Optionee shall have advised by similar notice, or to the Company or Committee at the Company's then executive offices.

                  (b) This Agreement sets forth the parties' final and entire agreement with respect to its subject matter, may not be changed or terminated orally and shall be governed by and construed in accordance with the internal law of the State of Florida. This Agreement shall bind and inure to the benefit of Optionee, and his heirs, distributees and personal and legal representatives, and the Company and its successors and assigns.

                  (c) As a condition of the granting of the Options hereunder, Optionee agrees for Optionee and Optionee's heirs, distributees and personal and legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined and resolved by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement or the Plan shall be final, binding and conclusive.

                  (d) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


OPTIONEE:                                 PRECISION RESPONSE CORPORATION,
                                          a Florida corporation



                                         By:
--------------------------------             ----------------------------------
PAUL M. O'HARA                                    David Epstein, President
430 Coral Way
Fort Lauderdale, Florida  33301

                                  Exhibit "B"
                      Amendment to Stock Option Agreement

                       AMENDMENT TO STOCK OPTION AGREEMENT
                       -----------------------------------

         This Amendment to Stock Option Agreement (this "Amendment") dated as of November 10, 1997, by and between Precision Response Corporation, a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "Company"), and Paul M. O'Hara (hereinafter referred to as "Optionee").

                                   WITNESSETH

         WHEREAS, Company granted stock options to Optionee pursuant to that certain Stock Option Agreement dated as of August 9, 1996 by and between Company and Optionee (the "Stock Option Agreement"); and

         WHEREAS, Company and Optionee desire to amend as set forth herein the vesting schedule and the exercise price at which Optionee may purchase shares of Company's common stock pursuant to the Stock Option Agreement as set forth herein.

         NOW THEREFORE, the parties agree as follows:

         1. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Stock Option Agreement.

         2. The Stock Option Agreement shall be amended by changing the Option Price from $23.88 to $6.88 per Share (which is the Fair Market Value per share of Common Stock on the date hereof).

         3. Section 2(b) of the Stock Option Agreement is hereby amended and restated in its entirety as follows:

         "(b)  VESTING OF OPTIONS

                  Subject to such further limitations as are provided for herein, the Options shall vest, if at all (and be exercisable once vested) in the following amounts:

         (i)      Options to purchase 100,000 of the Shares shall vest on May
                  10, 1998;
         (ii) Options to purchase an additional 34,000 of the Shares shall vest on November 10, 1998;
         (iii) Options to purchase an additional 32,000 of the Shares shall vest on November 10, 1999; and
         (iv) Options to purchase an additional 34,000 of the Shares shall vest on November 10, 2000.

                  Notwithstanding the vesting schedule set forth above, Optionee shall become immediately 100% vested in all outstanding Options and may immediately exercise such Options subject to the time frames set forth in subparagraph (e) below, upon a Change in

         Control (as defined in that certain Amendment to Employment Agreement dated as of the date hereof between Company and Optionee) or upon the termination of Optionee's employment by Company other than by reason of death, disability or breach of an employment agreement with Company or for Cause (as defined in that certain Employment Agreement dated as of August 9, 1996 between Company and Optionee). Other than as set forth in this subparagraph (b), Optionee shall not become vested in any Options subsequent to the termination of his employment regardless of any exercise period provided in subparagraph (e) below."

         4. Except as otherwise specifically modified by this Amendment, all terms, conditions and provisions of the Stock Option Agreement shall remain effective and shall continue to operate in full force throughout the entire term of the Stock Option Agreement, as amended.

         5. This Amendment shall be governed by and construed pursuant to the laws of the State of Florida.

         6. This Amendment may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.



                                            Company:

                                            PRECISION RESPONSE CORPORATION,
                                            a Florida corporation



                                           By:
                                               --------------------------------
                                                   David L. Epstein, President



                                            Optionee:



                                            -----------------------------------
                                            PAUL M. O'HARA



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